Exhibit 10.1

SUBLEASE AGREEMENT

DATED AS OF April 14, 2004

BETWEEN

LIONBRIDGE TECHNOLOGIES, INC. (“Sublessor”)

AND

AIRPATH WIRELESS, INC. (“Sublessee”)

TABLE OF CONTENTS

1.	SUBLEASE/UNDERLYING LEASE	1
1.1	Sublease Intended	1
1.2	Effective Date	1
2.	DEMISEMENT	2
3.	TERM OF SUBLEASE	2
4.	BASIC RENTAL/SECURITY DEPOSIT	2
4.1	Amount	2
4.2	Electricity	2
4.3.	Contemporaneous Basic Rental and Electrical Charge Payment	2
4.4	Security Deposit	2
5.	COMPLIANCE WITH TERMS OF UNDERLYING LEASE	3
5.1	Subject to Underlying Lease	3
5.2	Breach by Sublessee	3
5.3	Breach by Landlord	3
5.4	Consent	3
6.	USE OF SUB-PREMISES	4
7.	INSURANCE/ACCIDENTAL DAMAGE OR INJURY	4
8.	DAMAGE OR DESTRUCTION	4
9.	REPAIRS	4
10.	ALTERATIONS, ADDITIONS, OR IMPROVEMENTS	4
11.	LIENS	4
12.	ACCESS TO PREMISES	4
13.	ADVERTISEMENTS	5
14.	SALES, ASSIGNMENTS, AND SUBLEASES	5
14.1	Assignment or Subletting	5
14.2.	No Assignment by Operation of Law	5
14.3	Default	5
15.	QUIET ENJOYMENT	5
16.	EMINENT DOMAIN	5
17.	NO RENEWAL, FIRST REFUSAL OR EXPANSION OPTION	5
18.	DEFAULT BY SUBLESSOR	5
19.	DEFAULT BY SUBLESSEE	5
19.1	Right to Terminate	5
19.2.	Rental Liability Not Extinguished	6
19.3	Deficiency Payment	6
20.	INSOLVENCY OR BANKRUPTCY	6
21.	TERMINATION AND SURRENDER	6
21.1	Notice	6
21.2	Keys	6
21.3	Acceptance by Sublessor	6
22.	REMOVAL OF PERSONAL PROPERTY	6
22.1	Right	6
22.2.	Repairs	7
22.3	Early Termination of Possession	7
23.	HOLDING OVER	7
23.1	Month-to-Month	7
23.2	Rental Rate	7
24.	WARRANTIES REPRESENTATIONS AND COVENANTS	7
24.1	By Sublessor	7
24.2	By Sublessee	8
25.	MISCELLANEOUS	8
25.1	Interest of Successors	8
25.2	Notices	8
25.3.	Expenses, Costs of Litigation	9
25.4.	Jurisdiction and Venue	9
25.5.	Governing Law	9

25.6.	Paragraph Headings	9
25.7.	Counterparts	9
25.8.	Waiver of Breach	9
26.	DEFINITIONS	9
26.1	Underlying Lease Definitions	9
26.2	Other	9
EXHIBIT A		13
EXHIBIT B		14
EXHIBIT C		15

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Agreement”) is made as of the date last below written, by and between LIONBRIDGE TECHNOLOGIES, INC., a Delaware corporation (“Sublessor”) and AIRPATH WIRELESS, INC., a Delaware corporation (“Sublessee”).

RECITALS: Under a sublease dated July 18, 2002 (the “Underlying Sublease”), of which Exhibit A is a copy, Sublessor has leased from Deutsche Financial Services Corporation (“DFS”) a portion of certain office space (the “Premises”), containing, originally, 22,158 rentable square feet, in the building commonly known as 950 Winter Street, Bay Colony Corporate Center, Waltham, Massachusetts (the “Building”). The Premises is subject to a lease dated June 17, 1999 (the “Underlying Lease”), between BAY COLONY CORPORATE CENTER, LLC (“Landlord”) and DFS. Pursuant to Paragraph 51 of the Underlying Lease, that certain office space that has been subleased by Sublessor from DFS (the “Sub-Premises”), commonly known as Suite 2410, described in Exhibit B attached hereto, containing approximately 7,879 rentable square feet, is subject to the Underlying Lease which lease expires August 31, 2006. Sublessor currently has no use for, and Sublessee desires to use and occupy, the Sub-Premises. To that end, the parties desire to enter into a sublease agreement, with respect to the Sub-Premises, defining all rights, duties, and liabilities of the parties hereto. A glossary of defined terms is set forth at Section 27 of this Agreement and reference is made thereto for definition of capitalized terms used herein and not elsewhere defined.

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

1.	SUBLEASE/UNDERLYING LEASE.

1.1	Sublease Intended. This Agreement is entered into to create a sublease under the Underlying Sublease and Underlying Lease. Sublessee hereby acknowledges receipt and its review of the Underlying Sublease and the Underlying Lease. Notwithstanding anything to the contrary provided in this Agreement, any termination of the Underlying Sublease or Underlying Lease will cause this Agreement (and all tenancies created hereby) to be terminated as of the same time and date that the Underlying Sublease or Underlying Lease is terminated, provided, however, that Sublessor hereby agrees that it will not initiate the creation of any agreement or arrangement (collectively, a “Termination Arrangement”) that would result in the termination of this Agreement. Moreover, in the event Sublessor enters into any such Termination Arrangement, Sublessor agrees to (a) provide Sublessee with prior written notice of the effective date of termination of this Agreement pursuant to such Termination Arrangement, which notice shall be delivered no later than three (3) business days after Sublessor first receives notice that any such Termination Arrangement has been contemplated, and (b) remit to Sublessee any Excess Amounts (as hereinafter defined) received by Sublessor under such Termination Arrangement. Where used in this Section 1.1, the term “Excess Amounts” shall mean the amount of any cash payment received by Sublessor under any Termination Arrangement less the amount of any cash obligations of Sublessor under the Underlying Lease and the Underlying Sublease. Nothing contained in this Section 1.1 shall be construed to limit Sublessor’s termination rights pursuant to Sections 19 and 20 of this Agreement.

1.2	Effective Date. This Agreement shall not be effective unless and until Sublessor shall have received the written consent of the Landlord and DFS to this Agreement, in form and content satisfactory to Sublessor; provided however, that if such consent is not received on or before April 23, 2004, Sublessee may terminate this Agreement without penalty by providing prior written notice to Sublessor of its intent to do so. Upon such termination, Sublessor shall refund to Sublessee, without interest, any advance Basic Rental and Electrical Charge paid pursuant to Sections 4.2 and 4.3, and the Security Deposit provided pursuant to Section 4.4.

2.	DEMISEMENT.

On the Commencement Date, Sublessor shall demise to Sublessee, for the Term, the entire Sub-Premises, including all parking spaces to which Sublessor may be entitled, with respect to the Sub-Premises, under the Underlying Lease. Sublessor shall deliver the Sub-Premises to Sublessee in broom-clean condition, AS IS, WHERE IS and WITH ALL FAULTS (WHETHER APPARENT OR LATENT).

3.	TERM OF SUBLEASE.

The term of the sublease provided by this Agreement shall begin on the later of April 1, 2004 or the date which is one week from the date of receipt of consents of the Landlord and DFS (the “Commencement Date”), and shall continue through and including August 31, 2006. If the Commencement Date has not occurred by May 14, 2004, then the Sublessee shall have the right to terminate this Agreement without penalty by providing prior written notice to Sublessor of its intent to do so.

4.	BASIC RENTAL/SECURITY DEPOSIT.

4.1	Amount. During each Lease Year of the Term, Sublessee shall pay to Sublessor, monthly the amount of $11,818.50 (“Basic Rental”).

All payments of Basic Rental shall be due on the first day of each month, in advance, except as otherwise provided at Section 4.3 hereof. Any partial month during the Term shall be prorated to the number of actual calendar days during such partial month.

4.2	Electricity. In addition to the Basic Rental, as compensation for electrical service provided to the Sub-Premises and billed to Sublessor, Sublessee shall pay to Sublessor the following amount per month (the “Electrical Charge”): $623.75. All payments of the Electrical Charge accruing on and after the Rental Commencement Date shall be due, in advance, on the due date for each payment of Basic Rental hereunder, except as otherwise provided in Section 4.3 hereof. Any partial month during the Term shall be prorated to the number of actual calendar days during the partial month.

4.3	Contemporaneous Basic Rental and Electrical Charge Payment. Contemporaneously with execution hereof, Sublessee shall pay to Sublessor Basic Rental and the Electrical Charge for the first month accruing on and after the Rental Commencement Date (i.e. a total of $12,442.25).

4.4	Security Deposit. Contemporaneously with execution hereof, Sublessee shall pay to Sublessor a security deposit (the “Security Deposit”) in the amount of $11,818.50 to be held to guaranty the faithful performance by Sublessee of all of its obligations under this Agreement. Any interest earned thereon shall be the property of Sublessor. Unless and until Sublessee is in default with respect to any provision hereof, the Security Deposit shall be the property of Sublessee. If Sublessee defaults with respect to any provision of this Agreement, Sublessor may expend the whole or any part of the Security Deposit for the payment of amounts necessary to cure such default. If any portion or all of the Security Deposit is so used, Sublessee shall, within ten (10) days after demand therefore, deposit cash with Sublessor in an amount sufficient to restore the Security Deposit to its original amount and failure to do so shall be a breach of this Agreement. If Sublessee shall not default under this Agreement, the Security Deposit shall be returned to Sublessee at the end of the Term; provided that Sublessor may retain the Security Deposit until such time as all amounts due from Sublessee hereunder have been paid in full. In the event of a transfer of Sublessor’s rights under this Agreement, Sublessor may pay over the Security Deposit to Sublessor’s transferee to be held under the terms of this Agreement and Sublessor shall be released from all liability for the return of the Security Deposit. Under no circumstances shall the Security Deposit be interpreted as being part of the Basic or Additional Rental or as liquidated damages.

4.5	All taxes, operating expenses and utilities, other than as set forth in this Section 4, shall be deemed to be included in the Basic Rental, and shall be paid by Sublessor at no cost or expense to Sublessee.

5.	COMPLIANCE WITH TERMS OF UNDERLYING LEASE.

5.1	Subject to Underlying Lease. This Agreement is subject and subordinate to all of the terms, conditions, and provisions of the Underlying Sublease and Underlying Lease and all exhibits thereto, including without limitation the Building Rules and Regulations referred to at Paragraph 19 and Exhibit B of the Underlying Lease. Sublessee will not violate or permit the violation of, and at its cost shall cause the Sub-Premises and Sublessee’s activities on or about the Sub-Premises to be in compliance with, the Underlying Lease. Sublessee will cooperate with Sublessor and assist Sublessor in complying with the terms of the Underlying Sublease and Underlying Lease, as it applies to the Sub-Premises and Sublessee’s use of common areas. In the event of a conflict between any term, condition or provision of the Underlying Sublease or the Underlying Lease and this Agreement, the terms and provisions of this Agreement shall control in all controversies arising between Sublessor and Sublessee, the terms and provisions of the Underlying Lease shall control in all controversies arising between Landlord and Sublessor or Sublessee except as the parties may otherwise have agreed in this Agreement and the terms and provisions of this Agreement shall control all controversies arising between Sublessee or Sublessor and DFS.

5.2	Breach by Sublessee. If Sublessee or any agent, employee, officer, or invitee of Sublessee takes, threatens to take, or fails to take any action which action or inaction will result in the breach or violation of the Underlying Lease or the Underlying Sublease, Sublessor shall be entitled to injunctive or such other appropriate equitable relief as may be necessary to prevent any violation or breach of the Underlying Lease or the Underlying Sublease by Sublessee or its agents employees, officers or invitees, together with all of Sublessor’s actual damages occasioned thereby, it being agreed by the parties that any violation or breach of the Underlying Lease or the Underlying Sublease would cause irreparable harm to Sublessor.

5.3	Breach by Landlord. (a) If any obligation of Sublessor under this Agreement is to be performed by Landlord under the Underlying Lease and Landlord fails to perform such obligation, Sublessor shall have no liability to Sublessee hereunder as a result of such failure, except that Sublessor agrees to use commercially reasonable efforts to cause Landlord to perform such obligation. For example, and not by way of limitation, if any service to be provided under this Agreement is to be provided by Landlord under the Underlying Lease and Landlord fails to provide such service, then Sublessor shall have no liability to Sublessee for the failure to provide such service, but Sublessor shall use commercially reasonable efforts to cause Landlord to provide such service. (b) If any obligation of Sublessor under this Agreement is to be performed by DFS under the Underlying Sublease and DFS fails to perform such obligation, Sublessor shall have no liability to Sublessee hereunder as a result of such failure, except that Sublessor agrees to use commercially reasonable efforts to cause DFS to perform such obligation. For example, and not by way of limitation, if any service to be provided under this Agreement is to be provided by DFS under the Underlying Sublease and DFS fails to provide such service, then Sublessor shall have no liability to Sublessee for the failure to provide such service, but Sublessor shall use commercially reasonable efforts to cause DFS to provide such service.

5.4	Consent. If any consent or approval is required to be obtained from Sublessor under the provisions of this Agreement prior to the taking of any action on the part of Sublessee, and the Underlying Lease or the Underlying Sublease contains a comparable provision requiring the consent of the Landlord or DFS before any such action may be taken, then any consent by Sublessor to the taking of such proposed action by the Sublessee shall not be effective until such time, if at all, that Landlord or DFS, as the case may be, consents to the taking of such action, provided that Sublessor shall promptly seek such consent from Landlord or DFS, as the case may be.

6.	USE OF SUB-PREMISES.

Sublessee shall use the Sub-Premises only for general office use and activities incidental thereto, and for no other purpose. Sublessee shall not use the Sub-Premises for any illegal, immoral, or ultra-hazardous activity, whether within or outside the scope of the business of Sublessee, or any other use prohibited by the Underlying Lease.

7.	INSURANCE/ACCIDENTAL DAMAGE OR INJURY. Sublessee shall carry liability insurance in the amount and with Companies as required by Section 8 of the Underlying Sublease, insuring Sublessee against any claims covered thereby, as if Sublessee were Tenant thereunder. All such policies of insurance shall name DFS, Sublessor and Landlord as additional insureds. Sublessee and Sublessor each hereby release and relieve the other, and waive their entire right of recovery against the other for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party, whether due to the negligence of Sublessee or Sublessor or their agents, employees, contractors and/or invitees. If necessary, all property insurance policies required under this Agreement shall be endorsed to so provide.

8.	DAMAGE OR DESTRUCTION. The provisions of Paragraph 26 of the Underlying Lease shall apply as if Sublessee were Tenant and Sublessor were Landlord thereunder except that all rights or options granted any party therein shall be exercised, if at all, not less than ten (10) days prior to the date for exercise thereof provided in the Underlying Lease.

9.	REPAIRS. Subject to the obligations of Landlord under the Underlying Lease, unless specified to the contrary in this Agreement, during the Term, Sublessee shall maintain the Sub-Premises in good repair and condition comparable to that on the Commencement Date, except for ordinary wear and tear and damage by casualty.

10.	ALTERATIONS, ADDITIONS, OR IMPROVEMENTS. Sublessee shall not make any alteration, addition, improvement, utility installation or repair in, on or about, or to the Sub-Premises or the Building without first obtaining the written consent of Sublessor. All alterations, additions, permanent improvements, utility installations and repairs that shall be made shall be at the sole expense of Sublessee. Sublessee represents and warrants to and covenants with Sublessor that all improvements heretofore installed on the Sub-Premises, as well as any that may be installed from date hereof to the Commencement Date, have been and will be installed with the express written consent of Landlord. At expiration of the Term, unless otherwise indicated in a notice by Sublessor delivered to Sublessee at the time of approval of any alteration, addition or improvement, Sublessee shall at its sole cost and expense: (a) remove all such alterations, additions, permanent improvements and utility installations installed after the Commencement Date and (b) restore the Sub-Premises to their prior condition. If Sublessor shall not require such removal and restoration, and if Sublessee does not elect to so remove and restore, all of the same shall become the property of Sublessor and shall remain on and be surrendered with the Sub-Premises as a part thereof at the termination of the Term without disturbance, molestation, or injury. Notwithstanding the foregoing, Sublessor represents that the furniture and equipment listed on Exhibit C attached hereto constitutes a complete list of all such furniture and equipment located in the Sub-Premises, whether owned by Sublessor or another entity, and that all such furniture and equipment on Exhibit C which is owned by Sublessor has been identified as such and shall become the personal property of Sublessee immediately upon the expiration of the Sublease, provided Sublessee is not in breach of this Agreement.

11.	LIENS. Sublessee shall at all times during the Term keep the Sub-Premises free and clear of all liens arising out of any work performed, materials furnished, or obligations incurred by Sublessee.

12.	ACCESS TO PREMISES. Prior to the Commencement Date, Sublessee shall have full access to the Sub-Premises for the purpose of preparing the Sub-Premises for occupancy by Sublessee. Sublessor represents that access to the Sub-Premises outside of normal business hours is available to Sublessee pursuant to a “card-key” access system. Sublessee shall allow Landlord, DFS, Sublessor, and their agents or employees access to the Sub-Premises in accordance with the provisions of the Underlying Lease.

13.	ADVERTISEMENTS. Sublessee shall place no signs or symbols in the windows or doors of the Sub-Premises, or on any exterior part of the Building without Landlord’s prior written consent, provided that Sublessee shall have the right, without obtaining any prior consent thereto, to affix building standard signage at the entrance of the Sub-Premises.

14.	SALES, ASSIGNMENTS, AND SUBLEASES.

14.1	Assignment or Subletting. Except with Sublessor’s prior written consent (which consent shall not be unreasonably withheld or delayed), Sublessee shall not assign this Agreement, or sell or sublet the Sub-Premises, or any part thereof or any interest therein. If Sublessee shall request Sublessor’s consent to any assignment or subletting, Sublessee shall pay a $500 processing fee; and, if Sublessor shall consent thereto, Sublessee shall reimburse Sublessor for its direct, documented, reasonable third-party costs associated with such assignment or subletting (including attorney’s fees and costs). Notwithstanding the foregoing, provided that Sublessee is able to obtain the consent of both Landlord and DFS, Sublessee shall not be required to obtain the prior consent of Sublessor to assign this Sublease or sublet any portion or all of the Sub-Premises to any corporation, partnership, trust, association, limited liability company or other business or organization (x) directly or indirectly controlling or beneficially owning Sublessee, (y) directly or indirectly controlled by or beneficially owned by Sublessee, or (z) under common control with Sublessee, or to any successor of Sublessee by merger, consolidation or acquisition of substantially all of the stock or assets of Sublessee.

14.2.	No Assignment by Operation of Law. Neither this Agreement nor any rights hereunder shall be assigned by operation of law.

14.3	Default. Any act which violates this Section 14 shall be deemed a default by Sublessee, entitling Sublessor (if Sublessor so elects) to reenter pursuant to Section 19 hereof.

15.	QUIET ENJOYMENT. If Sublessee performs the terms of this Agreement, Sublessor will warrant and defend Sublessee in the enjoyment and peaceful possession of the Sub-Premises during the term of this Agreement without any interruption by Sublessor or any person rightfully claiming under Sublessor. If any act or omission of Sublessor shall (or, with the passage of time will) constitute an “Event of Default” under Paragraph 25 of the Underlying Lease and that Event of Default will endanger Sublessee’s enjoyment and peaceable possession of the Sub-Premises, then, upon reasonable notice to Sublessor, Sublessee may take any reasonable action to prevent or cure such Event of Default.

16.	EMINENT DOMAIN. In the event that the Sub-Premises or any part of the Sub-Premises shall be taken under an eminent domain proceeding or sold to the condemning authority to prevent taking, the provisions of Paragraph 27 of the Underlying Lease shall apply in all respects as if Sublessee were Tenant and Sublessor were Landlord thereunder.

17.	NO RENEWAL, FIRST REFUSAL OR EXPANSION OPTION. Sublessee shall have no right to exercise any option that Sublessor may have to renew the Underlying Lease, or any rights of first refusal or expansion that may be granted to Sublessor under the Underlying Lease.

18.	DEFAULT BY SUBLESSOR. If Sublessor shall fail or neglect to perform under any material obligation to be performed by it under this Agreement, Sublessee may terminate this Agreement upon not less than thirty (30) days prior written notice to Sublessor unless Sublessor has promptly undertaken cure of such default during such period, is continuously pursuing such cure and such default shall be curable within a reasonable time after expiration of such thirty (30) day period.

19.	DEFAULT BY SUBLESSEE.

19.1	Right to Terminate. If (a) any rents reserved or other sum payable by Sublessee hereunder, or any part thereof, shall be unpaid when they shall become due and remain so five (5) days after written notice thereof from Sublessor to Sublessee; or (b) Sublessee violates or defaults in any of the obligations under this Agreement and the same remains uncured ten (10) days after written notice thereof from Sublessor to Sublessee, then, in either such event, Sublessor may terminate this Agreement and reenter the Sub-Premises unless, solely upon occurrence of an event described at (b) above, Sublessee has both promptly undertaken and is diligently and continuously pursuing cure of such default and such default shall be curable within a reasonable time after expiration of such ten (10) day period, but not to exceed thirty (30) days.

19.2.	Rental Liability Not Extinguished. In spite of any reentry pursuant to Section 19.1 hereof, the liability of Sublessee for the rent shall not be extinguished for the balance of the term of this Agreement, and Sublessee shall pay to Sublessor any deficiency arising from a reentry and reletting of the Sub-Premises at a reduced rental, including all reasonable out of pocket costs of re-entry and re-letting and any late charges or interest imposed by Landlord resulting from Sublessee’s default. Notwithstanding the foregoing, to the extent required by applicable law, Sublessor shall remain obligated to use all reasonable efforts to mitigate such damages by attempting to relet the Sub-Premises.

19.3	Deficiency Payment. Sublessee shall pay any deficiency on the first day of the month immediately following the month in which the amount of such deficiency is ascertained by Sublessor, provided that in no event shall Sublessor be required to make such payment upon fewer than five (5) days’ prior written notice.

20.	INSOLVENCY OR BANKRUPTCY. If either Sublessee becomes insolvent, voluntarily bankrupt, if an involuntary bankruptcy petition shall be filed against Sublessee which remains undismissed for sixty (60) days thereafter, or if a receiver, assignee, or other liquidating officer is appointed for Sublessee or any of Sublessee’s assets, then Sublessor may terminate this Agreement at the sole option of Sublessor.

21.	TERMINATION AND SURRENDER.

21.1	Notice. Sublessee shall surrender the demised Sub-Premises: (i) in the event of a default by Sublessee, after the notice provided at Section 19.1 hereof; (ii) in the event that this Agreement shall be terminated under Section 20 hereof, upon the effective date of such termination; and (iii) in any other event, on the last day of the Term.

21.2	Keys. Sublessee shall, at the expiration of the Term, surrender to Sublessor all keys to the Sub-Premises.

21.3	Acceptance by Sublessor. If Sublessee shall surrender the Sub-Premises at the election of Sublessee, the liability for all duties and obligations required of Sublessee under this Agreement shall continue until such surrender shall have been accepted by Sublessor in writing.

22	REMOVAL OF PERSONAL PROPERTY.

22.1	Right. Sublessee shall have the right to remove without Sublessor’s consent all personal property, trade fixtures, and office equipment installed by Sublessee and not attached to the Sub-Premises, provided that those items can be removed without serious damage to the Building or the Sub-Premises. Sublessee shall have the right to remove any of the foregoing described property which is attached to the Sub-Premises (under the same restrictions regarding damage) without the Sublessor’s consent only if Sublessor shall have consented to such removal at the time the same was installed. Nothing contained herein shall be construed to limit Sublessee’s right to remove furniture and equipment from the Sub-Premises pursuant to Section 10 hereof.

22.2.	Repairs. Any and all holes or damages to the Building or the Sub-Premises caused by removal of any items removable pursuant to Section 22.1 shall be promptly restored or repaired by Sublessee, at its sole expense.

22.3	Early Termination of Possession. In the event this Agreement has been terminated as the result of a default by Sublessee, and if Sublessor reenters or retakes possession of the Sub-Premises prior to expiration of the Term provided in this Agreement, Sublessor shall have the right, but not the obligation, to remove from the Sub-Premises all personal property located therein belonging to Sublessee, and may place such property in storage in a public warehouse at the sole expense and risk of Sublessee.

23.	HOLDING OVER.

23.1	Month-to-Month. Any holding over at the expiration of the Term with the consent of Sublessor shall be on a month-to-month basis which tenancy may thereafter be terminated as provided by the laws of the state in which the Sub-Premises are located.

23.2	Rental Rate. During any holdover tenancy, Sublessee shall both: (i) pay rental at the rate payable by Sublessor in the case of holdover tenancy under the Underlying Lease; and (ii) shall be bound by all the terms and conditions of this Agreement.

24.	WARRANTIES REPRESENTATIONS AND COVENANTS.

24.1	By Sublessor. Sublessor represents, warrants and/or covenants with the Sublessee as follows, which said warranties, representations and/or covenants are a material inducement for the Sublessee to enter into this Agreement:

(a)	The Underlying Sublease, and to its knowledge, the Underlying Lease is each in full force and effect as of the Effective Date, the Sublessor has performed fully all of its material duties and obligations arising under the Underlying Lease as of the Effective Date and Sublessor has no actual knowledge of any material breach thereof by Landlord;

(b)	There are no pending claims that the Landlord has asserted against the Sublessor, nor, to the best of Sublessor’s knowledge, which have been threatened by the Landlord, arising under the Underlying Lease or the Underlying Sublease or the Sublessor’s performance of its obligations thereunder;

(c)	Sublessor shall forward to Sublessee, immediately upon receipt, any notices that it may receive from the Landlord or any third party with regard to the Sub-Premises or the Underlying Lease or the Underlying Sublease.

(d)	To Sublessor’s knowledge, the Sub-Premises are, and on the Commencement Date shall be, in compliance with all applicable laws, including, without limitation the Americans With Disabilities Act. As used in this Subsection (d) “knowledge” shall mean the actual knowledge without investigation or inquiry.

(e)	Sublessor has and will during the term of this Sublease Agreement retain all necessary legal and corporate right, interest, title, power, and authority to enter into and perform all of its obligations and to grant all of the rights Sublessor granted in this Sublease Agreement.

(f)

This Agreement is enforceable against Sublessor in accordance with its terms (except to the extent that such enforcements may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws of general application and except to the extent that the availability of equitable remedies including specific performance and injunctive relief may be subject to equitable defenses and the discretion of the court before which any proceeding therefore may be brought), and it has not and will not commit any act or enter into any agreement or understanding or assume any obligation with any party which is inconsistent or in conflict with or will present a conflict of interest with, this Agreement, any rights granted by Sublessor, or any of Sublessor’s obligations hereunder.

(g)	Except with Sublessor’s prior written consent, Sublessor shall not hereafter amend or modify the Underlying Lease or the Underlying Sublease in any manner that would materially and adversely affect Sublessee’s tenancy contemplated by this Agreement.

24.2	By Sublessee. Sublessee represents, warrants and/or covenants with the Sublessor as follows, which said warranties, representations and/or covenants are a material inducement for the Sublessor to enter into this Agreement:

(a)	Sublessee has and will during the term of this Sublease Agreement retain all necessary legal and corporate right, interest, title, power, and authority to enter into and perform all of its obligations and to grant all of the rights Sublessee granted in this Sublease Agreement,

(b)	This Agreement is enforceable against Sublessee in accordance with its terms (except to the extent that such enforcements may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws of general application and except to the extent that the availability of equitable remedies including specific performance and injunctive relief may be subject to equitable defenses and the discretion of the court before which any proceeding therefore may be brought), and it has not and will not commit any act or enter into any agreement or understanding or assume any obligation with any party which is inconsistent or in conflict with or will present a conflict of interest with, this Agreement, any rights granted by Sublessee, or any of its obligations hereunder.

25.	MISCELLANEOUS.

25.1	Interest of Successors. The covenants and agreements of this Agreement shall be binding on the successors and assigns of Sublessor and on the successors and permitted assigns of Sublessee.

25.2	Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given:

If to Lessee, to:

Lionbridge Technologies, Inc.

1050 Winter Street, Suite 2300

Waltham, MA 02451

Attention: Chief Financial Officer

With a copy to: General counsel

Telecopy: 781-434-6034

If to Sublessee, to:

Airpath Wireless, Inc.

715 Jefferson Avenue

Toledo, OH 43624

Attention: Todd B. Myers

Telecopy: (419) 930-1503

or such other address or telecopy number as such parties may hereafter specify by notice to the other party. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 25.2 and the appropriate acknowledgment of receipt of such telecopy is received, or (ii) if given by any other means, when delivered at the address specified in this Section 25.2. Failure or delay in delivering copies of any notice, request, demand, waiver, consent, approval or other communication to persons designated above to receive copies shall in no way adversely affect the effectiveness thereof.

25.3.	Expenses, Costs of Litigation. The parties agree that each of them will be responsible for and bear all of its own costs and expenses in connection with this Sublease, including, without limitation, all attorneys, accountants, or other professional fees incurred by it. The parties agree that no broker or finder is or will be due any fee or other compensation in connection with the Sublease, except the fees payable to T3 Realty Advisors LLC, whose fee will be paid by Sublessor pursuant to a separate agreement. If any legal action is instituted to enforce this Agreement, or any part of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees and court costs from the other party.

25.4.	Jurisdiction and Venue. The parties agree that any judicial action with respect to this Agreement shall be brought in a state or federal court located in the state where the Sub-Premises are located, (ii) consent to jurisdiction of such courts; and (iii) agree that the state in which the Sub-Premises are located shall be the sole and exclusive venue for any such judicial action, thereby waiving any and all objections to such venue.

25.5.	Governing Law. It is agreed that this Agreement shall be governed by, construed, and enforced in accordance with the internal laws of the State in which the Sub-Premises are located.

25.6.	Paragraph Headings. The titles to the sections of this Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this sublease Agreement.

25.7.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

25.8.	Waiver of Breach. The waiver of any of the provisions of this Agreement by any party shall be limited to the particular instance involved and shall not be deemed to waive any other rights of the same or any other terms of this Agreement.

26.	DEFINITIONS.

26.1	Underlying Lease Definitions. As used in this Agreement, capitalized terms which are not defined herein but are defined in the Underlying Lease shall have the same respective meanings as in the Underlying Lease.

26.2	Other. As used in this Agreement, the following terms shall have the following respective meanings:

“Approved Improvements” shall be those improvements consented to by the Sublessor pursuant to Section 10.

“Basic Rental” shall have the meaning provided in Section 4.1.

“Building” shall have the meaning provided in the introductory paragraph of this Agreement.

“Commencement Date” shall have the meaning provided in Section 3.

“Furnishings” shall have the meaning provided in Section 2.2.

“Lease Year” shall be each twelve (12) month period commencing on the Commencement Date or each subsequent anniversary thereof.

“Security Deposit” shall have the meaning provided in Section 4.3.

“Sub-Premises” shall have the meaning provided in the introductory paragraph of this Agreement.

“Term” shall mean the term provided at Section 3, including any extension or renewal thereof.

“Underlying Lease” shall have the meaning provided in the introductory paragraph of this Agreement.

“Underlying Sublease” shall have the meaning provided in the introductory paragraph of this Agreement.

IN WITNESS WHEREOF, each party to this Agreement has caused the same to be executed as of April 14, 2004.

SUBLESSOR:		SUBLESSEE:

LIONBRIDGE TECHNOLOGIES, INC.		AIRPATH WIRELESS, INC.

By:	/s/ STEPHEN J. LIFSHATZ	By:	/s/ TODD MYERS
Name:	Stephen J. Lifshatz	Name:	Todd Myers
Title:	SVP; CFO	Title:	President

STATE OF Massachusetts	)
		)	SS
COUNTY OF Middlesex	)

On this day personally appeared before me Todd B. Myers, to me known to be CEO of AIRPATH WIRELESS, INC., a Delaware corporation, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she is authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

GIVEN under my hand and official seal this 14th day of April, 2004.

Barbara A. Barry
(Print name of notary)
NOTARY PUBLIC in and for the State of Massachusetts, Residing at

My commission expires 12/30/05

STATE OF Massachusetts	)
		)	SS
COUNTY OF Middlesex	)

On this day personally appeared before me Stephen J. Lifshatz, to me known to be SVP, Chief Financial Officer of LIONBRIDGE TECHNOLOGIES, INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she is authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

GIVEN under my hand and official seal this 14th day of April, 2004.

Barbara A. Barry
(Print name of notary)
NOTARY PUBLIC in and for the State of Massachusetts, Residing at

My commission expires 12/31/05

EXHIBIT A

UNDERLYING SUBLEASE

EXHIBIT B

THE SUB-PREMISES

EXHIBIT C

INVENTORY OF FURNITURE AND EQUIPMENT